Exhibit 10.1

3/21/05 AMENDMENT TO CREDIT AGREEMENT

DATED AS OF MARCH 21, 2005

AMENDING (FOR THE THIRD TIME)

THE 3/04 SENIOR SECURED CREDIT AGREEMENT

DATED AS OF MARCH 22, 2004

by and among

SUNSET FINANCIAL RESOURCES, INC.

AND

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND A LENDER,

AND

THE OTHER LENDER(S) PARTIES HERETO

$250,000,000 SENIOR SECURED REVOLVING CREDIT

Index of Defined Terms

Page
3/04 Credit Agreement	1
3/05 Amendment	1
3/21/05 Amendment	1
6/04 Amendment	1
Agent	1
Agreement	1
Amendment	1
Company	1
Current Credit Agreement	1
JPMorgan	1
Maturity Date	2

Table of Contents

		Page
1	DEFINITIONS	2
1.2	Definitions of General Application.	2
6	COLLATERAL	3
7	CONDITIONS PRECEDENT	3
8	REPRESENTATIONS	4
10	NEGATIVE COVENANTS	4
15	MISCELLANEOUS	4
15.7	Counterpart Execution	4
15.12	Notice Pursuant to Tex. Bus. & Comm. Code §26.02	5

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3/21/05 AMENDMENT TO CREDIT AGREEMENT

Preamble

This 3/21/05 Amendment to Credit Agreement dated as of March 21, 2005 (the “3/21/05 Amendment” or, within itself only, this “Amendment”) amending (for the third time) the 3/04 Senior Secured Credit Agreement dated March 22, 2004 (the “3/04 Credit Agreement” and as amended by the 6/04 Amendment to Credit Agreement dated as of June 24, 2004 (the “6/04 Amendment”, by the 3/05 Amendment to Credit Agreement dated as of March 2, 2005 (the “3/05 Amendment”, as amended hereby and as it may be supplemented, further amended or restated from time to time, the “Current Credit Agreement”), among SUNSET FINANCIAL RESOURCES, INC. (the “Company”), a Maryland corporation with its principal office at 10245 Centurion Parkway N, Suite 305, Jacksonville, FL 32256, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), a national banking association, successor to JPMorgan Chase Bank, a New York banking corporation, acting herein as a Lender (as defined in Section 1.2 of the 3/04 Credit Agreement) and agent and representative of the other Lenders (in that capacity JPMorgan is called the “Agent”), and such other Lenders as may from time to time be party to the Current Credit Agreement, recites and provides as follows:

Recitals

The Company has asked the Lenders and the Agent to further amend the 3/04 Credit Agreement to (i) extend the Maturity Date to March 20, 2006, (ii) reduce the minimum liquidity covenant to $12.5 Million and (iii) eliminate the Commercial Loan sublimit except for one Pledged Loan, and the Lenders (JPMorgan still being the sole Lender) and the Agent have agreed to do so (i) provided that the minimum Adjusted Tangible Net Worth covenant is stated correctly as provided below and (ii) otherwise on the terms and subject to the conditions of this Amendment.

Capitalized terms used in these recitals are defined above and in Section 1 of the 3/04 Credit Agreement, as amended by the 6/04 Amendment and the 3/05 Amendment.

If there is any conflict or inconsistency between these recitals and the following agreements, the latter shall govern and control. If there is any conflict or inconsistency between any of the terms or provisions of this Amendment and any of the other Facilities Papers, this Amendment shall govern and control. If there is any conflict between any provision of this Amendment and any later supplement, amendment, restatement or replacement of the 3/04 Credit Agreement, the latter shall govern and control.

Agreements

In consideration of the premises, the mutual agreements stated below and other good and valuable consideration paid by each party to each other party to this Agreement, the receipt and sufficiency of which each hereby acknowledges, the parties hereby agree as follows:

1 DEFINITIONS

1.2 Definitions of General Application.

A. The following new definitions are hereby added to Section 1.2 of the 3/04 Credit Agreement, in alphabetical order:

“6/04 Amendment” means the 6/04 Amendment to Credit Agreement dated as of June 24, 2004 among the parties hereto.

“3/05 Amendment” means the 3/05 Amendment to Credit Agreement dated as of March 2, 2005 among the parties hereto.

“3/21/05 Amendment” means the 3/21/05 Amendment to Credit Agreement dated as of March 21, 2005 among the parties hereto.

“6/04 Amendment Effective Date” means June 24, 2004 , the effective date of the 6/04 Amendment.

“3/05 Amendment Effective Date” means March 2, 2005, the effective date of the 3/05 Amendment.

“3/21/05 Amendment Effective Date” means March 21, 2005, the effective date of the 3/21/05 Amendment.

B. The following definition is hereby amended to read as follows:

“Maturity Date” means March 20, 2006, or the earlier date (the “Acceleration Date”), if any, to which maturity of the Senior Credit Notes is accelerated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

C. The definition of the term “Commercial Collateral Value” is hereby amended by adding the following new sentence to the end of such definition (where it appears in the 6/04 Amendment):

Notwithstanding any other provision of this Agreement to the contrary, no Commercial Loan other than the following-described Commercial Loan shall have any Collateral Value on or after March 21, 2005, and the following-described Commercial Loan shall have Commercial Loan Collateral Value only for so long as (i) it shall not have matured, whether by passage of time, acceleration or otherwise, (ii) it is continuously covered by a Purchase Commitment (if its current Purchase Commitment is canceled, withdrawn or otherwise becomes lost or ineffective for any reason, such Commercial Loan will thereupon automatically and permanently cease to have Commercial Collateral Value), (iii) it shall otherwise continuously satisfy all of the requirements for

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Eligible Commercial Collateral set forth on Schedule 6/04-EC, and (iv) no Disqualifier shall have occurred in respect of it:

Crossroads Mall loan evidenced by promissory note dated September 28, 2004 in the principal amount of $14,735,000, executed by Mall Owners, LLC, a Delaware limited liability company, secured by shopping mall property located at 15579 U.S. Highway 19, North Largo, Florida 34620

D. Exhibit 3/21/05-E attached hereto is hereby substituted for Exhibit E to the 3/04 Credit Agreement.

6 COLLATERAL

6.1 Grant of Security Interest. Cumulative of the existing provisions of the 3/04 Credit Agreement, as amended by the 6/04 Amendment and the 3/05 Amendment, as security for the payment of the Loan and for the payment and performance of all of the Obligations, the Company hereby GRANTS to the Agent (as Agent and representative of the Lenders) a first priority security interest in all of the Company’s present and future estate, right, title and interest in and to the Collateral, in addition to and cumulative of the security interests in the Collateral granted to the Lender in the 3/04 Credit Agreement, the 6/04 Amendment and the 3/05 Amendment, and the parties hereby declare and confirm that all such security interests were and are granted to and held by the Agent.

7 CONDITIONS PRECEDENT

Section 7 of the 3/04 Credit Agreement is hereby amended by adding the following new Section 7.4 to the end of Section 7, viz.:

7.4 Advances. In addition to the conditions precedent stated in Sections 7.1, 7.2 and 7.3 above, the obligations of the Lenders to fund any Advance under this Agreement after the 3/21/05 Amendment Effective Date are subject to the satisfaction, in the sole discretion of the Agent, on or before the date of the first such Advance, of the following condition precedent:

The Agent shall have received the following, all of which must be satisfactory in form and content to the Agent in its sole discretion:

(a) the 3/21/05 Amendment, duly executed by the Company;

(b) a certificate of the Company’s secretary as to (i) the incumbency of the officers of the Company executing this Amendment, each applicable Request for Borrowing and all other Facilities Papers executed or to be executed by or on behalf of the Company and (ii) the authenticity of their signatures — and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it — (the Agent and the Lenders shall be entitled to rely on that certificate until the Company has furnished new certificates to the Agent, and

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certifying that attached to such certificates are true and correct copies of all amendments to the Company’s certificates of organization and regulations since their inception);

(c) such other documents, if any, as shall be specified by the Agent.

8 REPRESENTATIONS

A. Section 8.17(dd) is amended by adding the following subsection (7) to the end of such Section:

(7) for a Pledged Loan that has a Cumulative Loan-to-Value Ratio greater than eighty percent (80%) such loan is guaranteed by VA or insured by FHA or private mortgage insurance.

B. As amended hereby, the Company hereby republishes its warranties and representations made in the 3/04 Credit Agreement, as amended by the 6/04 Amendment and the 3/05 Amendment, effective (except as to those specified to relate only to a specific date) as of the date of this Amendment.

10 NEGATIVE COVENANTS

Section 10.7(a) is hereby amended to henceforth read as follows:

(a) The Company’s Minimum Adjusted Tangible Net Worth. Permit the Adjusted Tangible Net Worth of the Company (on a consolidated basis with its wholly-owned Subsidiaries) to be less on any day than One Hundred Million Dollars ($100,000,000) plus an amount equal to eighty-five percent (85%) of the net proceeds to the Company of any equity offering by the Company after its initial public offering.

Section 10.7(e) is hereby amended to henceforth read as follows:

(e) Minimum Liquidity. Permit the Liquidity of the Company (on a consolidated basis with its wholly-owned Subsidiaries) to be less on any day than Twelve Million Five Hundred Thousand Dollars ($12,500,000).

15 MISCELLANEOUS

15.7 Counterpart Execution. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

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15.12 Notice Pursuant to Tex. Bus. & Comm. Code §26.02. THE 3/04 CREDIT AGREEMENT, AS AMENDED BY THE 6/04 AMENDMENT, THE 3/05 AMENDMENT AND THIS AMENDMENT, AND THE OTHER FACILITIES PAPERS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(The remainder of this page is intentionally blank; signature pages follow.)

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EXECUTED as of the Effective Date.

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Michael Pannell
Name:	Michael Pannell
Title:	Chief Financial Officer

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JPMORGAN CHASE BANK, N.A.
as the Agent and as a Lender

By:	/s/ Ray M. Meyer
Name:	Ray M. Meyer
Title:	Vice President

Exhibit
Exhibit 3/21/05-E	-	Form of Officer’s Certificate

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EXHIBIT 3/21/05-E

TO 3/04 CREDIT AGREEMENT

Form of Officer’s Certificate with computations

to show compliance or non-compliance with

certain financial covenants

OFFICER’S CERTIFICATE

AGENT:                             JPMORGAN CHASE BANK, N.A.

COMPANY:                     SUNSET FINANCIAL RESOURCES, INC.

SUBJECT PERIOD:                          ended              , 200

DATE:                                              , 200

This certificate is delivered to the Agent under the 3/04 Senior Secured Credit Agreement dated as of March 22, 2004 (as supplemented, amended or restated from time to time, the “Current Credit Agreement”), among the Company, the Agent and the financial institutions now or hereafter parties thereto (the “Lenders”). Unless they are otherwise defined in this request, terms defined in the Current Credit Agreement have the same meanings here as there.

The undersigned officer of the Company certifies to the Agent and the Lenders that on the date of this certificate that:

1. The undersigned is an incumbent officer of the Company, holding the title stated below the undersigned’s signature below.

2. The Company’s financial statements that are attached to this certificate were prepared in accordance with GAAP (except that interim — i.e., other than annual — financial statements exclude notes to financial statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim financial statements) present fairly the Company’s financial position and results of operations as of                              for that month (the “Subject Period”) and for the year to that date.

3. The undersigned officer of the Company supervised a review of the Company’s activities during the Subject Period in respect of the following matters and has determined the following: (a) except to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Facilities Papers, the representations and warranties of the Company in Section 8 of the Current Credit Agreement are true and correct in all material respects, other than for the changes, if any, described on the attached Annex A; (b) the Company has complied with all of its obligations under the Facilities Papers, other than for the deviations, if any, described on the attached Annex A; (c) no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A and (d) compliance by the Company with certain financial covenants in Section 10.7 of the Current Credit Agreement is accurately calculated on the attached Annex A.

SUNSET FINANCIAL RESOURCES, INC.

By:
Name:
Title:

ANNEX A TO OFFICER’S CERTIFICATE

1. Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state:

2. Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:

3. Calculate compliance with covenants in Section 10 — clause 3(d) of attached Officer’s Certificate:

(a) Section 10.7(a). The Company’s Adjusted Tangible Net Worth as of                  is $                             (the minimum under Section 10.7(a) is $100,000,000 plus an amount equal to 85% of the net proceeds to the Company of any equity offering after the Company’s initial public offering.)

(b) Section 10.7(b). The Company’s Total Liabilities to Adjusted Tangible Net Worth ratio as of                  is             :1.00 (the maximum ratio under Section 10.7(b) is 10.00:1.00)

(c) Section 10.7(c). The Company’s Total Recourse Debt to Adjusted Tangible Net Worth ratio as of                  is             :1.00 (the maximum ratio under Section 10.7(c) is 4.00:1.00.)

(d) Section 10.7(d). The Company’s GAAP net earnings for the three-month rolling period ended                     , 200     was $                     (the minimum under Section 10.7(d) is $1.)

(e) Section 10.7(e). The Company’s Liquidity as of                              is $                    . (The minimum Liquidity under Section 10.7(e) is $12,500,000.)

(f) Section 10.8. The Company has not declared or paid any dividend or made any distribution directly or indirectly to the Company’s shareholders when, or immediately after, the payment of which, any Default or Event of Default existed, except to the extent that payment of a $                     dividend was required to avoid the loss of the Company’s tax status as a real estate investment trust.

(g) Section 10.9. The Company has not directly or indirectly made any advance to (or declined or deferred any payment due from) any stockholder where at the time of or immediately after such action (x) the Company’s Adjusted Tangible Net Worth was or would be less than the minimum specified in clause (a) above or (y) any Default or Event of Default existed or would exist.